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                                                                   EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1999, except for Note 11, which is as of March 26, 1999 and except for Note 12, which is as of February 6, 2000, relating to the financial statements of Microfield Graphics, Inc. which appears in Microfield Graphics' Annual Report on Form 10-KSBA for the year ended January 2, 1999.

PricewaterhouseCoopers LLP

Portland, Oregon
March 24, 2000